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                                                                    EXHIBIT 99.4


                                OFFER TO EXCHANGE
                      7.25% CLASS A SECURED NOTES DUE 2009,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                      7.25% CLASS A SECURED NOTES DUE 2009,
                                       OF
                             AMERICAN AIRLINES, INC.

                                   ----------

To Our Clients:

     Enclosed for your consideration are the prospectus, dated ______, 2004 (the "Prospectus"), of American Airlines, Inc. (the "Company") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the Company's offer to exchange (the "Exchange Offer") registered 7.25% Class A Secured Notes due 2009 (the "New Class A Notes") for any and all of its outstanding 7.25% Class A Secured Notes due 2009 (the "Old Class A Notes"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

     We are the registered holder (the "Registered Holder") of Old Class A Notes held for your account. An exchange of the Old Class A Notes can be made only by us as the Registered Holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE THE OLD CLASS A NOTES HELD BY US FOR YOUR ACCOUNT. The Prospectus and related Letter of Transmittal provide a procedure for holders to tender their Old Class A Notes by means of guaranteed delivery.

     We request information as to whether you wish to exchange any or all of the Old Class A Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

          1. New Class A Notes of the same class will be issued in exchange for Old Class A Notes at the rate of $1,000 face amount of New Class A Notes for each $1,000 face amount of Old Class A Notes. The New Class A Notes will make distributions from August 6, 2004. Holders of Old Class A Notes whose Old Class A Notes are accepted for exchange will be deemed to have waived the right to receive any payment of distributions on the Old Class A Notes accrued from August 6, 2004 to the date of issuance of the New Class A Notes. The form and terms of the New Class A Notes are identical in all material respects to the form and terms of the Old Class A Notes, except that the New Class A Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain restrictions on transfer or provisions relating to interest rate increases, and the New Class A Notes will be available only in book-entry form.

          2. Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties, and subject to the immediately following sentence, New Class A Notes issued pursuant to the Exchange Offer in exchange for Old Class A Notes may be offered for resale, resold or otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Old Class A Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Class A Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters, (ii) will not be able to tender Old Class A Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Class A Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. Holders of Old Class A Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

          3. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM AMOUNT OF OLD CLASS A NOTES BEING TENDERED.


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          4. Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Class A Notes for, any Old Class A Notes not accepted for exchange prior to such termination.


          5. The Exchange Offer will expire at 5:00 P.M., New York City time, on ______, 2004, unless extended by the Company (the "Expiration Date"). Tendered Old Class A Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M., New York City time, on the Expiration Date if such Old Class A Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

          6. Any transfer taxes applicable to the exchange of the Old Class A Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Old Class A Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Class A Notes, the entire amount of Old Class A Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD CLASS A NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE LAW.

                                OFFER TO EXCHANGE
                      7.25% CLASS A SECURED NOTES DUE 2009,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                      7.25% CLASS A SECURED NOTES DUE 2009,
                                       OF
                             AMERICAN AIRLINES, INC.

                                   ----------

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Old Class A Notes for New Class A Notes.

     This will instruct you to tender the face amount of Old Class A Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.


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
                                                                           SIGN HERE



                                                        ------------------------------------------------
                                                                           SIGNATURE


                                                        ------------------------------------------------
Securities to be tendered:                                                 SIGNATURE

Tender all of the securities

                        Face Amount*

Old Class A Notes


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           NAME(S) (PLEASE PRINT)


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                 ADDRESS


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                ZIP CODE


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       AREA CODE AND TELEPHONE NUMBER

Dated:
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* Unless otherwise indicated, it will be assumed that all of the securities listed are to be tendered.